EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Class B ordinary shares of Hesai Group is filed on behalf of each of us.

Dated: February 14, 2025

Lightspeed Opportunity Fund, L.P.

By:

Lightspeed General Partner Opportunity Fund, L.P.

its

General Partner

By:

Lightspeed Ultimate General Partner Opportunity Fund, Ltd.

its

General Partner

By:

/s/ Ravi Mhatre

Name: Ravi Mhatre

Title: Duly Authorized Signatory

Lightspeed General Partner Opportunity Fund, L.P.

By:

Lightspeed Ultimate General Partner Opportunity Fund, Ltd.

its

General Partner

By:

/s/ Ravi Mhatre

Name: Ravi Mhatre

Title: Duly Authorized Signatory

Lightspeed Ultimate General Partner Opportunity Fund, Ltd.

By:

/s/ Ravi Mhatre

Name: Ravi Mhatre

Title: Duly Authorized Signatory

/s/ Arif Janmohamed

Arif Janmohamed

/s/ Ravi Mhatre

Ravi Mhatre